Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ON Technology Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert L. Doretti, the Chairman, President and Chief Executive Officer of the Company, and Steven R. Wasserman, the Vice President of Finance, Chief Financial Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2003	/s/ ROBERT L. DORETTI
Robert L. Doretti Chairman, President, and Chief Executive Officer

August 14, 2003	/s/ STEVEN R. WASSERMAN*
Steven R. Wasserman Vice President of Finance, Chief Financial Officer and Treasurer

* A signed original of this written statement required by Section 906 has been provided to ON Technology Corporation and will be retained by ON Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.